Exhibit 99.1

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ALTIMAR ACQUISITION

CORPORATION

PLEASE DO NOT RETURN THE PROXY CARD

IF YOU ARE VOTING ELECTRONICALLY.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXX XX, 2021.

INTERNET –

www.cstproxyvote.com

If you plan to attend the extraordinary general meeting via the Internet to vote your proxy, please have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the extraordinary general meeting via the virtual online program, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend: https://www.cstproxy.com/altimarspac/sm2021

MAIL – If you plan to submit your proxy for the extraordinary general meeting via mail, please mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be held XXXXX XX, 2021. The Notice and Proxy Statement are available at

https://www.cstproxy.com/altimarspac/sm2021

ALTIMAR ACQUISITION CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints XXXXXXX, XXXXXXX and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of Altimar Acquisition Corporation (“Altimar”) held of record by the undersigned at the close of business on XXXXXX, XXXX at the Extraordinary General Meeting (“EGM”) of Altimar to be held on XXXX, XX, XXXX, or at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 8.	Please mark your votes like this

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law and adopt the Business Combination Agreement, dated as of December 23, 2020, as amended from time to time, by and among Altimar, Owl Rock Capital Group LLC (“Owl Rock Group”), Owl Rock Capital Feeder LLC (“Owl Rock Feeder”), Owl Rock Capital Partners LP (“Owl Rock Capital Partners”) and Neuberger Berman Group LLC

FOR ☐	AGAINST ☐	ABSTAIN ☐

(“Neuberger”). Upon consummation of the transactions contemplated by the Business Combination Agreement, including the Domestication, the businesses of Owl Rock and Dyal described in the following sentence will be held by two newly organized Delaware limited partnerships, Blue Owl Capital Holdings LP (“Blue Owl Holdings”) and Blue Owl Capital Carry LP (“Blue Owl Carry”), of which a newly formed wholly owned subsidiary of Blue Owl (as defined in the proxy statement/prospectus), Blue Owl Capital GP LLC (“Blue Owl GP”), will be the sole general partner. Pursuant to the Business Combination Agreement, among other things, (a) Blue Owl Holdings will acquire (i) Owl Rock’s business (the “Owl Rock Business”) of sponsoring, offering and managing all existing and future Owl Rock funds and (ii) the Dyal Capital Partners division of Neuberger (“Dyal”), including the business and operations related to sponsoring, offering and managing the Dyal funds and any successor fund thereof and Dyal’s business services platform (collectively, the “Dyal Business”) (subject to, in each case, interests representing Specified Interests (as defined in the proxy statement/prospectus)), and Blue Owl and Blue Owl Holdings will become responsible for all liabilities and obligations related to the Owl Rock Business and the Dyal Business except as specifically described herein; and (b) Blue Owl Carry will acquire 15% of the carried interest, incentive fees and any other incentive-based allocations or fees (net of certain investor and third party arrangements) arising in respect of all existing and future Owl Rock and Dyal funds, except that 100% of the fees (net of certain investor and third party arrangements) from the Owl Rock BDCs (as defined in the proxy statement/prospectus) are being contributed to Blue Owl Holdings as described above. Certain of these amounts to be acquired by Blue Owl Carry may instead be acquired and/or held by Blue Owl Holdings. Blue Owl will not acquire any portion of the carried interest attributable to the Dyal Equity Funds (as defined in the proxy statement/prospectus) or any portion of the carried interest attributable to existing or future co-investments or secondary-transactions related to the Dyal Equity Funds. For clarity, a secondary-transaction vehicle related to a Dyal Equity Fund includes any continuation fund or other fund whose primary purpose is to acquire directly or indirectly all or a portion of the assets of, or interests in, such fund (we refer to this proposal as the “Business Combination Proposal”);

Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution under Cayman Islands law, assuming the Business Combination Proposal is approved and adopted, the change of Altimar’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and such proposal, the “Domestication Proposal”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Organizational Documents Proposal — to approve and adopt by special resolution under Cayman Islands law, assuming the Business Combination Proposal and the Domestication Proposal are approved and adopted, the proposed new certificate of incorporation (the “Proposed Charter”) and bylaws of Blue Owl, the post-Domestication company, which, if approved, would take effect at the time of the Domestication (we refer to this proposal as the “Organizational Documents Proposal”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — The Advisory Charter Proposals — to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with United States Securities and Exchange Commission guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as eight sub-proposals (which proposals we refer to, collectively, as the “Advisory Charter Proposals”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

(Continued, and to be marked, dated and signed, on the other side)

Advisory Charter Proposal 4A — to increase the authorized share capital from 555,000,000 shares divided into 500,000,000 Class A ordinary shares, par value $0.0001 per share (“Class	FOR ☐	AGAINST ☐	ABSTAIN ☐

A ordinary shares”), 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preferred shares, par value $0.0001 per share, to authorized capital stock of 4,906,875,000 shares, consisting of (i) 2,500,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), (ii) 350,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B common stock”), (iii) 1,500,000,000 shares of Class C common stock, par value $0.0001 per share (“Class C common stock”), (iv) 350,000,000 shares of Class D common stock, par value $0.0001 per share (“Class D common stock”), (v) 100,000,000 shares of Class E common stock, par value $0.0001 per share (“Class E common stock”), which shall consist of two series: (A) 50,000,000 shares of “Series E-1 common stock” and (B) 50,000,000 shares of “Series E-2 common stock”, (vi) 6,875,000 shares of Class F common stock, par value $0.0001 per share (“Class F common stock” and, together with the Class A common stock, Class B common stock, Class C common stock, Class D common stock and Class E Common Stock, the “common stock”) and (vii) 100,000,000 shares of preferred stock;

Advisory Charter Proposal 4B — to provide that the Proposed Charter may be amended by the affirmative vote of holders of at least a majority of the total voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, except that:

	FOR ☐	AGAINST ☐	ABSTAIN ☐

•  amendment to the limitation on additional issuances of Class B common stock requires the affirmative vote of the holders of shares of issued and outstanding Class A common stock and Class C common stock, voting together as a single class, and

•  amendment to the limitation on additional issuances of Class E common stock or Class F common stock requires the affirmative vote of the holders of shares of issued and outstanding Class A common stock and Class C common stock, voting together as a single class.

Advisory Charter Proposal 4C — to provide for (i) the election of directors by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting	FOR ☐	AGAINST ☐	ABSTAIN ☐

and entitled to vote on the election of directors, (ii) the filling of newly-created directorships or any vacancy on the board of directors by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and (iii) the removal of directors only for cause and only upon the affirmative vote of the holders of a majority in voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class;

Advisory Charter Proposal 4D — to elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Charter Proposal 4E — to provide that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Charter Proposal 4F — to provide that (i) each holder of record of Class A common stock and Class C common stock and Class F common stock shall be entitled to one vote per	FOR ☐	AGAINST ☐	ABSTAIN ☐

share on all matters which stockholders generally are entitled to vote, and (ii) (a) solely with respect to any matter on which holders of Class B common stock are voting separately as a class or series, holders of record of Class B common stock shall be entitled to one vote for each share of Class B common stock issued and outstanding, (b) solely with respect to each matter on which holders of Class D common stock are voting separately as a class or series, each holder of record of Class D common stock shall be entitled to one vote for each share of Class D common stock issued and outstanding and (c) until such time as Doug Ostrover, Marc Lipschultz, Craig Packer and Alan Kirshenbaum (collectively, the “Owl Rock Principals”), and Michael Rees, Sean Ward and Andrew Laurino (collectively, the “Dyal Principals”), and certain entities controlled by them, including their permitted transferees (such as charitable trusts and estate planning vehicles), own less than 25% of their aggregate ownership as of immediately after the Closing (as defined in the proxy statement/prospectus), with respect to each matter on which stockholders are voting generally, each holder of record of Class B common stock and Class D common stock shall be entitled to a number of votes per share equal to the quotient determined by dividing (1) the sum of (x) the total number of shares of Class A common stock and Class C common stock issued and outstanding and (y) the total voting power of all shares of preferred stock issued and outstanding by (2) 10% multiplied by (B) 90%. To the extent that any matter is submitted to a vote of each of Class B common stock or Class D common stock, voting separately as a series or class, and stockholders generally, each share of Class B common stock or Class D common stock shall be entitled to the voting power in clause (ii)(a) or (ii)(b), as applicable, with respect to the separate class or series vote and the voting power in clause (ii)(c) with respect to the vote of stockholders generally;

Advisory Charter Proposal 4G — to provide that (i) except to the extent described below with respect to the Class E common stock, each holder of record of Class A common stock, Class B common stock, Class E common stock and Class F common

	FOR ☐	AGAINST ☐	ABSTAIN ☐

stock shall be entitled to receive, ratably with other participating shares, such dividends and other distributions as may from time to time be declared by the board of directors, (ii) each holder of record of Class C common stock and Class D common stock shall not be entitled to receive dividends and other distributions except for par value distributions in connection with a liquidation, and (iii) each holder of record of Class E common stock shall not be entitled to receive dividends and other distributions, except if, at the time the Board declares a dividend or other distribution on the outstanding shares of Class A common stock, any shares of Class E common stock remain issued and outstanding, then, the board of directors shall at such time declare a dividend on the outstanding shares of Class E common stock in the form of the right to receive an amount per share equal to the per share amount of the dividend declared by the board of directors in respect of Class A common stock (the “Class E Dividend Amount”). If, as of the applicable Specified Payment Date (as defined in the Proposed Charter), shares of Class E common stock that were outstanding as of the applicable Specified Record Date (as defined in the Proposed Charter) have been converted into shares of Class A common stock in accordance with the terms of the Proposed Charter, then Altimar shall pay the Class E Dividend Amount on the Specified Payment Date to the holders of such shares of Class E common stock as of the Specified Record Date. With respect to any shares of Class E common stock that remain outstanding as of the applicable Specified Payment Date, Altimar shall, in lieu of paying the Class E Dividend Amount directly to the holders of such shares of Class E common stock, set aside or reserve for payment an amount equal to such Class E Dividend Amount in respect of each such outstanding share of Class E common stock (the “Reserve Amount”), which Reserve Amount shall be paid to such holders, if at all, only upon the occurrence of a Triggering Event (as defined in the Proposed Charter) with respect to such shares; provided, however, that if a Triggering Event does not occur with respect to any shares of Class E common stock prior to the Earnout Termination Date (as defined in the Proposed Charter), any amounts in the Reserve Amount with respect to such shares shall automatically be released to Altimar, the right to receive the Class E Dividend Amount in respect of any share of Class E common stock for which a Triggering Event has not occurred as of the such time shall be deemed to have expired, and the holders of Class E common stock for which a Triggering Event has not occurred as of the such time shall have no entitlement to receive the Class E Dividend Amount;

Advisory Charter Proposal 4H — to eliminate various provisions in the Existing Organizational Documents (as defined in the proxy statement/prospectus) applicable only to blank check companies, including the provisions requiring that Altimar have net tangible assets of at least $5,000,001 immediately prior to, or upon such consummation of, a business combination;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law, assuming the Business Combination Proposal, the	FOR ☐	AGAINST ☐	ABSTAIN ☐

Domestication Proposal and the Organizational Documents Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the New York Stock Exchange (the “NYSE”) (including any rules applicable to a “change of control”), the issuance of shares of Class A common stock to the PIPE Investors pursuant to Subscription Agreements (as defined in the proxy statement/prospectus) (we refer to this proposal as the “Stock Issuance Proposal”);

Proposal No. 6 — The Business Combination Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law, assuming the Business	FOR ☐	AGAINST ☐	ABSTAIN ☐

Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal and the Stock Issuance Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the NYSE (including any rules applicable to a “change of control”), the issuance of shares of Class A common stock, Class B common stock, Class C common stock, Class D common stock and Class E common stock (i) pursuant to the terms of the Business Combination Agreement, (ii) upon the exchange of the Blue Owl Operating Units pursuant to the Exchange Agreement and (iii) upon the conversion, in accordance with our Proposed Charter, of any such common stock issued pursuant to (i) or (ii) (we refer to this proposal as the “Business Combination Issuance Proposal”);

Proposal No. 7 — The Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution, assuming the Stock Issuance Proposal and the Business	FOR ☐	AGAINST ☐	ABSTAIN ☐

Combination Issuance Proposal are approved and adopted, the 2021 Omnibus Plan, a copy of which is attached to the proxy statement/prospectus as Annex I (we refer to this proposal as the “Equity Incentive Plan Proposal”); and

Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law the adjournment of the EGM to a later date or dates,	FOR ☐	AGAINST ☐	ABSTAIN ☐

if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the EGM, any of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Stock Issuance Proposal, the Equity Incentive Plan Proposal and the Business Combination Issuance Proposal, would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived (we refer to this proposal as the “Adjournment Proposal”).

CONTROL NUMBER

Signature__________________________________ Signature, if held jointly___________________________________ Date_____________, 2021.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.